NEWS FOR IMMEDIATE RELEASE

January 24, 2017                                                                                                                For Further Information Contact:

John Iannone
Vice President, Investor Relations
(304) 905-7021
NASDAQ Symbol: WSBC
Website: www.wesbanco.com

WesBanco Announces Fourth Quarter and Full Year 2016 Net Income

(Wheeling, WV)… Todd F. Clossin, President and Chief Executive Officer of WesBanco, Inc. (NASDAQ: WSBC), a multi-state bank holding company based in Wheeling, WV, today announced net income and related earnings per share for the three and twelve months ended December 31, 2016.  Net income for 2016 was $86.6 million or $2.16 per diluted share compared to $80.8 million or $2.15 per diluted share for 2015.  Net income for the three months ended December 31, 2016 was $24.2 million, while diluted earnings per share were $0.55, compared to $23.0 million or $0.60 per diluted share for the fourth quarter of 2015.  Excluding after-tax merger-related expenses (non-GAAP measure) for 2016, net income increased 8.3% to $95.3 million compared to $88.0 million for 2015, while diluted earnings per share totaled $2.37, compared to $2.34 per share for 2015.  Excluding after-tax merger-related expenses (non-GAAP measure), net income for the three months ended December 31, 2016 was $26.0 million, while diluted earnings per share were $0.59, compared to $23.0 million or $0.60 per diluted share for the fourth quarter of 2015.

	For the Three Months Ended December 31,				For the Three Months Ended December 31,
	2016		2015		2016		2015
(unaudited, dollars in thousands, except per share amounts)	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share
Net income (Non-GAAP)(1)	$ 25,963	$ 0.59	$ 23,033	$ 0.60	$ 95,254	$ 2.37	$ 87,965	$ 2.34
Less: After tax merger-related expenses	(1,745)	(0.04)	(31)	-	(8,619)	(0.21)	(7,203)	(0.19)
Net income (GAAP)	$ 24,218	$ 0.55	$ 23,002	$ 0.60	$ 86,635	$ 2.16	$ 80,762	$ 2.15
(1) Non-GAAP net income excludes after-tax merger related expenses. Non-GAAP measures are defined on page 11 under "Non-GAAP Financial Measures."

Financial results for Your Community Bankshares, Inc. ("YCB") were included in WesBanco's results after September 9, 2016, the date of the consummation of the merger.  The merger, which was announced on May 3, 2016, was approved by all appropriate regulatory agencies and the shareholders of YCB before the end of August, permitting the transaction to be closed in slightly over four months. YCB, with approximately $1.5 billion of assets, was headquartered in New Albany, IN and operated through 34 financial centers in Indiana and Kentucky.  The YCB merger meshes well with WesBanco's strategic growth plans and contiguous market expansion, and expands the WesBanco franchise into new attractive growth markets.  WesBanco now has $9.8 billion in total assets and provides banking services through 174 branch locations in five states.  WesBanco's results also include ESB Financial Corporation's ("ESB") results from February 10, 2015, the date of consummation of that merger.

"I am pleased to report that we successfully converted Your Community Bank with the integration and branding of our products, services, systems, and processes," said Mr. Clossin.  "We remain excited about the opportunities our newest markets in Indiana and Kentucky provide, and are encouraged by the enthusiasm of our newest employees."

Mr. Clossin added, "2016 was another successful year for WesBanco.  We have strong market share in our legacy markets, including several major metropolitan areas across five states.  We continue to manage operating expenses diligently as evidenced by our year-to-date efficiency ratio of 56.7%.  Lastly, our strong risk and compliance framework, coupled with our diversification and balanced growth, helped us to once again be named one of America's Best Banks during 2017 by a leading financial magazine. We are excited about our opportunities for the upcoming year, and look forward to a continuation of our stated strategies as we provide additional value to our customers and shareholders."

Financial Condition

Total assets at December 31, 2016 increased $1.3 billion or 15.6% compared to December 31, 2015 due to the acquisition of YCB.   Management remains focused on controlling overall growth, primarily through control of the securities portfolio, in order to manage the financial impact of crossing $10 billion in assets. Portfolio loans increased $1.2 billion or 23.4% over the last twelve months with $1.0 billion from the YCB acquisition and $171.9 million, or 3.4% from organic loan growth. Expanded market areas and additional

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commercial personnel in our core markets provided the organic loan growth, which occurred primarily in commercial real estate, commercial and industrial and home equity lending categories, and was achieved through $2.0 billion in loan originations in 2016, partially offset by certain large commercial real estate payoffs.  Total business loan originations were up approximately 26.7% compared to 2015.  The re-mix in average earning assets continued as securities as a percentage of total assets were reduced from 28.6% at December 31, 2015 to 23.7% at December 31, 2016, while loans have increased as a percentage of total assets to 63.8%.Total deposits increased $974.6 million or 16.1% during the last twelve months, reflecting $1.2 billion from the YCB acquisition and our stated balance sheet strategy.  Total organic deposits, excluding CDs, increased 2.3%, driven by 10.8% organic growth in interest bearing and non-interest bearing demand deposits.  Reflecting customer preferences, total demand deposits, as of December 31, 2016, now represent 47.4% of total deposits, an increase from 40.6% a year ago.

WesBanco continues to maintain strong regulatory capital ratios after the YCB acquisition and implementation of the BASEL III capital standards.  At December 31, 2016, Tier I leverage was 9.81%, Tier I Risk-Based capital was 13.16%, Total Risk-Based capital was 14.18% and the Common Equity Tier 1 capital ratio ("CET 1"), was 11.28%.  Both consolidated and bank-level regulatory capital ratios are well above the applicable "well-capitalized" standards promulgated by bank regulators and the BASEL III capital standards. Total tangible equity to tangible assets (non-GAAP measure) was 8.20% at December 31, 2016, increasing from 7.95% at December 31, 2015, which reflects the acquisition of YCB and lower accumulated other comprehensive income.  Strong earnings and increased total capital have enabled WesBanco to increase the quarterly dividend rate, currently at $0.24 per share, nine times over the last six years, cumulatively representing a 71% increase.  The most recent increase was $0.01 per share per quarter in the first quarter of 2016.

Credit Quality

While the provision for credit losses increased by 1.5% in 2016, primarily due to loan growth, credit metrics continued to improve.  The provision for credit losses increased to $8.5 million in 2016, compared to $8.4 million in 2015. Net charge-offs as a percentage of average portfolio loans of 0.12% in 2016 decreased from 0.23% in 2015.

Non-performing loans (including TDRs), criticized and classified loans all improved as a percentage of total portfolio loans from December 31 2015. Total non-performing loans were 0.63% of total loans at December 31, 2016, decreasing from 0.89% of total loans at the end of 2015. Criticized and classified loans were 1.20% of total loans, improving from 1.57% at December 31, 2015. Past due loans at December 31, 2016 were 0.32% of total loans, minimally higher than the 0.28% at December 31, 2015, primarily due to higher delinquencies on the YCB acquired portfolio due to the administrative transition.

The allowance for loan losses represented 0.70% of total portfolio loans at December 31, 2016 compared to 0.82% as of December 31, 2015.  If the acquired YCB and ESB loans (recorded at fair value at the date of acquisition of $1,713.1 million) were excluded from the ratio, the allowance would approximate 0.96% of the adjusted loan total at December 31, 2016 compared to 1.09% prior to the ESB acquisition.

Net Interest Income

The net interest margin increased by 10 basis points to 3.42% in the fourth quarter of 2016 compared to the third quarter of 2016 as a result of higher yielding assets acquired through the acquisition. The increased yield on assets in the fourth quarter of 2016 of 15 basis points more than offset an 8 basis point increase in the cost of interest bearing liabilities as compared to fourth quarter of 2015. Net interest income increased $11.1 million or 18.3% in fourth quarter of 2016 compared to fourth quarter of 2015 due to a 25.2% increase in average loan balances resulting in a 14.4% increase in average earning assets, partially due to a 10 basis point increase in the net interest margin.  The increase in average loan balances in 2016 was due to a combination of the acquisition and the 3.4% organic loan growth highlighted by 6.2% of commercial loan growth.

The year-over-year net interest margin decreased to 3.32% in 2016 compared to 3.41% in 2015. This decrease in the net interest margin is primarily due to 10 basis points of increased funding costs and an asset yield decline of 2 basis points.  Total average loan rates decreased by 9 basis points year-over-year due to repricing of existing loans at lower spreads, competitive pricing on new loans and the extended low interest rate environment.  The funding cost increase of 10 basis points in 2016, compared to 2015, is primarily due to an increase in the percentage of borrowings, primarily FHLB, to 19.8% of interest bearing liabilities from 14.3% in 2015, as well as a 27 basis point increase in the average total cost of these borrowings year-over-year. Average interest bearing deposits in 2016 increased 1.1%, as increases in interest bearing demand and savings accounts more than offset declines in CDs and money market accounts.  During the last few quarters, the net interest margin has been relatively stable, ranging from 3.29% to 3.42% with improvements in the most recent quarter.

Non-Interest Income

For 2016, non-interest income increased $7.0 million or 9.4% compared to 2015.  Service charges on deposits increased $1.6 million or 9.5% and electronic banking fees increased $1.2 million or 8.6% through a larger customer deposit base from the addition of YCB.  Net securities gains increased $1.4 million in 2016 compared to 2015, primarily due to increased calls of agency notes.  Net securities

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brokerage revenue decreased $1.2 million or 16.2% primarily as a result of our strategy to retain deposits. Other income increased $4.2 million due to a $2.7 million increase of commercial customer loan swap fee and market value related income and improvement in various other income categories.brokerage revenue decreased $1.2 million or 16.2% primarily as a result of

Non-Interest Expense

The following comments on non-interest expense exclude merger-related expenses in both years.  Non-interest expense in 2016 grew $12.6 million or 6.9%, compared to 2015.  With net revenue growth of 7.5% in 2016, this positive operating leverage helped to improve the efficiency ratio in 2016 to 56.7% from 57.1% in 2015.  For 2016, salaries and wages increased $6.9 million or 9.0% due to increased compensation expense related to an 18.1% increase in full-time equivalent employees, primarily late in the third quarter of 2016 from the YCB acquisition, and routine annual adjustments to compensation. Employee benefits expense increased $1.1 million, or 3.9%, primarily from increased deferred compensation type expenses. Increases in net occupancy and equipment were also primarily from costs related to the additional branches from the YCB acquisition. At the end of the fourth quarter, a portion of the intended post conversion cost savings were beginning to be experienced through branch and system conversions.

Financial Results Conference Call

WesBanco will also host a conference call to discuss the Company's financial results for the fourth quarter of 2016 at 10:00 a.m. ET on Wednesday, January 25, 2017.  Interested parties can access the live webcast of the conference call through the Investor Relations section of the Company's website, www.wesbanco.com. Participants can also listen to the conference call by dialing 888-347-6607, 855-669-9657 for Canadian callers, or 412-902-4290 for international callers, and asking to be joined into the WesBanco call. Please log in or dial in at least 10 minutes prior to the start time to ensure a connection.

A replay of the conference call will be available by dialing 877-344-7529, 855-669-9658 for Canadian callers, or 412-317-0088 for international callers, and providing the access code of 10098820. The replay will begin at approximately 12:00 p.m. ET on January 25, and end at 12 a.m. ET on February 8. An archive of the webcast will be available for one year on the Investor Relations section of the Company's website (www.wesbanco.com).

Founded in 1870, WesBanco, Inc. (www.wesbanco.com) is a multi-state, bank holding company with total assets of approximately $9.8 billion (as of December 31, 2016). WesBanco is a diversified and well-balanced financial services institution, with a community bank at its core, built upon a strong legacy of credit and risk management. WesBanco has meaningful market share across its key geographies maintained by its commitment to dedicated customer service and solid fee-based businesses. It also provides wealth management services through a century-old trust and wealth management business, with more than $3 billion of assets under management, and serves as registered investment advisor to a proprietary mutual fund family, the WesMark Funds.  WesBanco's banking subsidiary, WesBanco Bank, Inc., operates 174 financial centers in the states of Indiana, Kentucky, Ohio, Pennsylvania, and West Virginia. In addition, WesBanco operates an insurance agency, WesBanco Insurance Services, Inc., and a full service broker/dealer, WesBanco Securities, Inc.
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Forward-looking Statements:
Forward-looking statements in this report relating to WesBanco's plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The information contained in this report should be read in conjunction with WesBanco's Form 10-K for the year ended December 31, 2015 and documents subsequently filed by WesBanco with the Securities and Exchange Commission ("SEC"), including WesBanco's Form 10-Q for the quarters ended March 31, June 30, and September 30, 2016, which are available at the SEC's website, www.sec.gov or at WesBanco's website, www.wesbanco.com.  Investors are cautioned that forward-looking statements, which are not historical fact, involve risks and uncertainties, including those detailed in WesBanco's most recent Annual Report on Form 10-K filed with the SEC under "Risk Factors" in Part I, Item 1A. Such statements are subject to important factors that could cause actual results to differ materially from those contemplated by such statements, including, without limitation, the effects of changing regional and national economic conditions; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and associated interest rate sensitivity; sources of liquidity available to WesBanco and its related subsidiary operations; potential future credit losses and the credit risk of commercial, real estate, and consumer loan customers and their borrowing activities; actions of the Federal Reserve Board, the Federal Deposit Insurance Corporation, the SEC, the Financial Institution Regulatory Authority, the Municipal Securities Rulemaking Board, the Securities Investors Protection Corporation, and other regulatory bodies; potential legislative and federal and state regulatory actions and reform, including, without limitation, the impact of the implementation of the Dodd-Frank Act; adverse decisions of federal and state courts; fraud, scams and schemes of third parties; internet hacking; competitive conditions in the financial services industry; rapidly changing technology affecting financial services; marketability of debt instruments and corresponding impact on fair value adjustments; and/or other external developments materially impacting WesBanco's operational and financial performance.  WesBanco does not assume any duty to update forward-looking statements.

WESBANCO, INC.
Consolidated Selected Financial Highlights	Page 5
(unaudited, dollars in thousands, except shares and per share amounts)
	For the Three Months Ended			For the Year Ended
STATEMENT OF INCOME	December 31,			December 31,
Interest and dividend income	2016	2015	% Change	2016	2015	% Change
Loans, including fees	$ 66,135	$ 52,080	27.0	$ 226,993	$ 203,993	11.3
Interest and dividends on securities:
Taxable	9,359	10,522	(11.1)	38,490	39,314	(2.1)
Tax-exempt	4,770	4,644	2.7	18,390	16,764	9.7
Total interest and dividends on securities	14,129	15,166	(6.8)	56,880	56,078	1.4
Other interest income	555	414	34.1	2,224	1,641	35.5
Total interest and dividend income	80,819	67,660	19.4	286,097	261,712	9.3
Interest expense
Interest bearing demand deposits	975	518	88.2	2,817	1,943	45.0
Money market deposits	510	484	5.4	1,860	1,914	(2.8)
Savings deposits	194	165	17.6	696	640	8.8
Certificates of deposit	2,585	2,630	(1.7)	10,419	11,033	(5.6)
Total interest expense on deposits	4,264	3,797	12.3	15,792	15,530	1.7
Federal Home Loan Bank borrowings	2,881	2,353	22.4	11,985	5,510	117.5
Other short-term borrowings	179	116	54.3	478	370	29.2
Subordinated debt and junior subordinated debt	1,807	774	133.5	4,512	3,315	36.1
Total interest expense	9,131	7,040	29.7	32,767	24,725	32.5
Net interest income	71,688	60,620	18.3	253,330	236,987	6.9
Provision for credit losses	2,128	2,585	(17.7)	8,478	8,353	1.5
Net interest income after provision for credit losses	69,560	58,035	19.9	244,852	228,634	7.1
Non-interest income
Trust fees	5,470	5,244	4.3	21,630	21,900	(1.2)
Service charges on deposits	5,474	4,401	24.4	18,333	16,743	9.5
Electronic banking fees	4,268	3,691	15.6	15,596	14,361	8.6
Net securities brokerage revenue	1,330	1,795	(25.9)	6,449	7,692	(16.2)
Bank-owned life insurance	1,154	1,598	(27.8)	4,064	4,863	(16.4)
Net gains on sales of mortgage loans	484	612	(20.9)	2,529	2,071	22.1
Net securities gains	63	880	(92.8)	2,357	948	148.6
Net gain on other real estate owned and other assets	383	189	102.6	790	356	121.9
Other income	2,794	1,616	72.9	9,751	5,532	76.3
Total non-interest income	21,420	20,026	7.0	81,499	74,466	9.4
Non-interest expense
Salaries and wages	24,145	19,872	21.5	84,281	77,340	9.0
Employee benefits	7,267	6,745	7.7	27,952	26,896	3.9
Net occupancy	4,272	3,336	28.1	14,664	13,635	7.5
Equipment	4,234	3,506	20.8	14,543	13,194	10.2
Marketing	1,515	1,425	6.3	5,391	5,646	(4.5)
FDIC insurance	764	1,093	(30.1)	3,990	4,107	(2.8)
Amortization of intangible assets	1,334	811	64.5	3,598	3,136	14.7
Restructuring and merger-related expense	2,684	48	5,491.7	13,261	11,082	19.7
Other operating expenses	12,083	10,058	20.1	41,000	38,887	5.4
Total non-interest expense	58,298	46,894	24.3	208,680	193,923	7.6
Income before provision for income taxes	32,682	31,167	4.9	117,671	109,177	7.8
Provision for income taxes	8,464	8,165	3.7	31,036	28,415	9.2
Net Income	$ 24,218	$ 23,002	5.3	$ 86,635	$ 80,762	7.3

Taxable equivalent net interest income	$ 74,256	$ 63,121	17.6	$ 263,232	$ 246,014	7.0

Per common share data
Net income per common share - basic	$ 0.55	$ 0.60	(8.3)	$ 2.16	$ 2.15	0.5
Net income per common share - diluted	0.55	0.60	(8.3)	2.16	2.15	0.5
Dividends declared	0.24	0.23	4.3	0.96	0.92	4.3
Book value (period end)				30.53	29.18	4.6
Tangible book value (period end) (1)				17.19	16.51	4.1
Average common shares outstanding - basic	43,887,781	38,507,772	14.0	40,100,320	37,488,331	7.0
Average common shares outstanding - diluted	43,935,815	38,538,771	14.0	40,127,076	37,547,127	6.9
Period end common shares outstanding	43,931,715	38,459,635	14.2	43,931,715	38,459,635	14.2

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.

WESBANCO, INC.
Consolidated Selected Financial Highlights	Page 6
(unaudited, dollars in thousands)

Selected ratios
	For the Year Ended
	December 31,
	2016	2015	% Change

Return on average assets	0.97%	0.99%	(2.02)%
Return on average equity	7.13	7.62	(6.43)
Return on average tangible equity (1)	12.73	13.41	(5.07)
Yield on earning assets (2)	3.73	3.75	(0.53)
Cost of interest bearing liabilities	0.53	0.43	23.26
Net interest spread (2)	3.20	3.32	(3.61)
Net interest margin (2)	3.32	3.41	(2.64)
Efficiency (1) (2)	56.69	57.05	(0.63)
Average loans to average deposits	85.79	78.53	9.24
Annualized net loan charge-offs/average loans	0.12	0.23	(47.83)
Effective income tax rate	26.38	26.03	1.34

	For the Quarter Ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
	2016	2016	2016	2016	2015

Return on average assets	0.98%	0.79%	1.05%	1.08%	1.07%
Return on average equity	7.12	5.71	7.69	8.07	8.11
Return on average tangible equity (1)	13.01	10.02	13.55	14.40	14.68
Yield on earning assets (2)	3.84	3.73	3.71	3.70	3.69
Cost of interest bearing liabilities	0.55	0.53	0.53	0.52	0.47
Net interest spread (2)	3.29	3.20	3.18	3.18	3.22
Net interest margin (2)	3.42	3.32	3.30	3.29	3.32
Efficiency (1) (2)	58.13	55.81	57.04	55.52	56.34
Average loans to average deposits	87.63	87.26	84.99	83.22	80.66
Annualized net loan charge-offs/average loans	0.08	0.20	0.08	0.12	0.20
Effective income tax rate	25.90	24.94	26.78	27.54	26.20
Trust assets, market value at period end	$ 3,723,142	$ 3,694,405	$ 3,660,736	$ 3,623,532	$ 3,625,411

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.
(2) The yield on earning assets, net interest margin, net interest spread and efficiency ratios are presented on a fully taxable-equivalent (FTE) and annualized basis.
       The FTE basis adjusts for the tax benefit of income on certain tax-exempt loans and investments.   WesBanco believes this measure to be the preferred industry measurement of net interest income and provides a relevant comparison between taxable and non-taxable amounts.

WESBANCO, INC.
Consolidated Selected Financial Highlights	Page 7
(unaudited, dollars in thousands, except shares)	% Change
Balance sheets	December 31,			September 30,	September 30, 2016
Assets	2016	2015	% Change	2016	to December 31, 2016
Cash and due from banks	$ 106,257	$ 75,707	40.4	$ 106,430	(0.2)
Due from banks - interest bearing	21,913	10,978	99.6	9,702	125.9
Securities:
Trading securities, at fair value	7,071	6,451	9.6	7,070	0.0
Available-for-sale, at fair value	1,241,176	1,403,069	(11.5)	1,302,029	(4.7)
Held-to-maturity (fair values of $1,076,790; $1,038,207 and $1,089,227, respectively)	1,067,967	1,012,930	5.4	1,049,093	1.8
Total securities	2,316,214	2,422,450	(4.4)	2,358,192	(1.8)
Loans held for sale	17,315	7,899	119.2	20,231	(14.4)
Portfolio loans:
Commercial real estate	2,873,511	2,256,381	27.4	2,826,634	1.7
Commercial and industrial	1,088,118	737,878	47.5	1,097,788	(0.9)
Residential real estate	1,383,390	1,247,800	10.9	1,395,886	(0.9)
Home equity	508,359	416,889	21.9	505,369	0.6
Consumer	396,058	406,894	(2.7)	411,175	(3.7)
Total portfolio loans, net of unearned income	6,249,436	5,065,842	23.4	6,236,852	0.2
Allowance for loan losses	(43,674)	(41,710)	(4.7)	(42,755)	(2.1)
Net portfolio loans	6,205,762	5,024,132	23.5	6,194,097	0.2
Premises and equipment, net	133,297	112,203	18.8	138,731	(3.9)
Accrued interest receivable	28,299	25,759	9.9	29,964	(5.6)
Goodwill and other intangible assets, net	593,187	490,888	20.8	591,866	0.2
Bank-owned life insurance	188,145	150,980	24.6	186,993	0.6
Other assets	180,488	149,302	20.9	176,178	2.4
Total Assets	$ 9,790,877	$ 8,470,298	15.6	$ 9,812,384	(0.2)

Liabilities
Deposits:
Non-interest bearing demand	$ 1,789,522	$ 1,311,455	36.5	$ 1,697,476	5.4
Interest bearing demand	1,546,890	1,152,071	34.3	1,618,514	(4.4)
Money market	995,477	967,561	2.9	1,016,300	(2.0)
Savings deposits	1,213,168	1,077,374	12.6	1,228,509	(1.2)
Certificates of deposit	1,495,822	1,557,838	(4.0)	1,573,712	(4.9)
Total deposits	7,040,879	6,066,299	16.1	7,134,511	(1.3)
Federal Home Loan Bank borrowings	968,946	1,041,750	(7.0)	950,847	1.9
Other short-term borrowings	199,376	81,356	145.1	132,497	50.5
Subordinated debt and junior subordinated debt	163,598	106,196	54.1	163,364	0.1
Total borrowings	1,331,920	1,229,302	8.3	1,246,708	6.8
Accrued interest payable	2,204	1,715	28.5	2,898	(23.9)
Other liabilities	74,466	50,850	46.4	81,116	(8.2)
Total Liabilities	8,449,469	7,348,166	15.0	8,465,233	(0.2)

Shareholders' Equity
Preferred stock, no par value; 1,000,000 shares authorized;
none outstanding	-	-	-	-	-
Common stock, $2.0833 par value; 100,000,000 shares authorized in
2016 and 2015, respectively; 43,931,715; 38,546,042 and 43,860,883 shares
issued, respectively; 43,931,715; 38,459,635 and 43,860,883 shares outstanding, respectively	91,524	80,304	14.0	91,377	0.2

Capital surplus	680,507	516,294	31.8	678,007	0.4
Retained earnings	597,071	549,921	8.6	583,392	2.3
Treasury stock ( 0; 86,407 and 0 shares - at cost, respectively)	-	(2,640)	100.0	-	100.0
Accumulated other comprehensive loss	(27,126)	(20,954)	(29.5)	(5,062)	(435.9)
Deferred benefits for directors	(568)	(793)	28.4	(563)	(0.9)
Total Shareholders' Equity	1,341,408	1,122,132	19.5	1,347,151	(0.4)
Total Liabilities and Shareholders' Equity	$ 9,790,877	$ 8,470,298	15.6	$ 9,812,384	(0.2)

WESBANCO, INC.
Consolidated Selected Financial Highlights	Page 8
(unaudited, dollars in thousands)
Average balance sheet and
net interest margin analysis	For the Three Months Ended December 31,				For the Year Ended December 31,
	2016		2015		2016		2015
	Average	Average	Average	Average	Average	Average	Average	Average
Assets	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate
Due from banks - interest bearing	$ 16,365	0.66%	$ 11,647	0.21%	$ 27,193	0.53%	$ 15,467	0.17%
Loans, net of unearned income (1)	6,258,754	4.20	4,999,259	4.13	5,513,277	4.12	4,840,637	4.21
Securities: (2)
Taxable	1,612,145	2.32	1,861,808	2.26	1,677,128	2.29	1,757,288	2.24
Tax-exempt (3)	713,545	4.11	645,737	4.43	667,066	4.24	568,671	4.54
Total securities	2,325,690	2.87	2,507,545	2.82	2,344,194	2.85	2,325,959	2.80
Other earning assets	45,886	4.60	39,902	4.09	45,704	4.55	28,721	5.61
Total earning assets (3)	8,646,695	3.84%	7,558,353	3.69%	7,930,368	3.73%	7,210,784	3.75%
Other assets	1,141,248		934,223		1,009,518		913,197
Total Assets	$ 9,787,943		$ 8,492,576		$ 8,939,886		$ 8,123,981

Liabilities and Shareholders' Equity
Interest bearing demand deposits	$ 1,579,115	0.25%	$ 1,192,502	0.17%	$ 1,340,001	0.21%	$ 1,143,965	0.17%
Money market accounts	1,018,287	0.20	997,850	0.19	961,847	0.19	1,003,980	0.19
Savings deposits	1,224,744	0.06	1,068,401	0.06	1,134,755	0.06	1,044,079	0.06
Certificates of deposit	1,538,837	0.67	1,624,024	0.64	1,514,767	0.69	1,704,871	0.65
Total interest bearing deposits	5,360,983	0.32	4,882,777	0.31	4,951,370	0.32	4,896,895	0.32
Federal Home Loan Bank borrowings	929,939	1.23	881,471	1.06	995,644	1.20	591,506	0.93
Other borrowings	136,403	0.52	119,821	0.38	105,735	0.45	109,165	0.34
Subordinated debt and junior subordinated debt	163,478	4.40	106,196	2.89	124,318	3.63	115,088	2.88
Total interest bearing liabilities	6,590,803	0.55%	5,990,265	0.47%	6,177,067	0.53%	5,712,654	0.43%
Non-interest bearing demand deposits	1,780,870		1,315,363		1,474,883		1,267,158
Other liabilities	63,457		62,189		72,048		84,679
Shareholders' equity	1,352,813		1,124,759		1,215,888		1,059,490
Total Liabilities and Shareholders' Equity	$ 9,787,943		$ 8,492,576		$ 8,939,886		$ 8,123,981
Taxable equivalent net interest spread		3.29%		3.22%		3.20%		3.32%
Taxable equivalent net interest margin		3.42%		3.32%		3.32%		3.41%

(1) Gross of allowance for loan losses and net of unearned income.  Includes non-accrual and loans held for sale.
       Loan fees included in interest income on loans are $0.2 million and $0.8 million for the three months ended December 31, 2016 and 2015, respectively, and  $2.8 million and $1.5 million for the twelve months ended December 31, 2016 and 2015, respectively. Additionally, loan accretion included in interest income on loans acquired from prior acquisitions was $2.0 million and $0.9 million for the three months ended December 31, 2016 and 2015, respectively, and $4.4 million and $3.9 million for the twelve months ended December 31, 2016 and 2015, respectively, while accretion on  interest bearing liabilities acquired from the prior acquisitions was
      $0.6 million for both the three months ended December 31,2016 and 2015, and $1.8 million and $3.4 million for the twelve months ended December 31,2016 and 2015, respectively.

(2) Average yields on available-for-sale securities are calculated based on amortized cost.
(3) Taxable equivalent basis is calculated on tax-exempt securities using a rate of 35% for each period presented.

WESBANCO, INC.
Consolidated Selected Financial Highlights	Page 9
(unaudited, dollars in thousands, except shares and per share amounts)
Quarter Ended
Statement of Income	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
Interest income	2016	2016	2016	2016	2015
Loans, including fees	$ 66,135	$ 55,822	$ 52,697	$ 52,338	$ 52,080
Interest and dividends on securities:
Taxable	9,359	9,137	9,775	10,217	10,522
Tax-exempt	4,770	4,559	4,540	4,521	4,644
Total interest and dividends on securities	14,129	13,696	14,315	14,738	15,166
Other interest income	555	574	573	525	414
Total interest and dividend income	80,819	70,092	67,585	67,601	67,660
Interest expense
Interest bearing demand deposits	975	691	643	507	518
Money market deposits	510	444	450	456	484
Savings deposits	194	173	165	165	165
Certificates of deposit	2,585	2,592	2,583	2,659	2,630
Total interest expense on deposits	4,264	3,900	3,841	3,787	3,797
Federal Home Loan Bank borrowings	2,881	3,005	3,031	3,068	2,353
Other short-term borrowings	179	118	99	82	116
Subordinated debt and junior subordinated debt	1,807	1,043	840	822	774
Total interest expense	9,131	8,066	7,811	7,759	7,040
Net interest income	71,688	62,026	59,774	59,842	60,620
Provision for credit losses	2,128	2,214	1,811	2,324	2,585
Net interest income after provision for credit losses	69,560	59,812	57,963	57,518	58,035
Non-interest income
Trust fees	5,470	5,413	5,036	5,711	5,244
Service charges on deposits	5,474	4,733	4,176	3,952	4,401
Electronic banking fees	4,268	3,945	3,742	3,604	3,691
Net securities brokerage revenue	1,330	1,473	1,750	1,896	1,795
Bank-owned life insurance	1,154	995	942	973	1,598
Net gains on sales of mortgage loans	484	814	683	548	612
Net securities gains	63	598	585	1,111	880
Net gain / (loss) on other real estate owned and other assets	383	184	214	(18)	189
Other income	2,794	2,862	2,463	1,616	1,616
Total non-interest income	21,420	21,017	19,591	19,393	20,026
Non-interest expense
Salaries and wages	24,145	21,225	19,731	19,180	19,872
Employee benefits	7,267	6,275	7,332	7,077	6,745
Net occupancy	4,272	3,647	3,220	3,591	3,336
Equipment	4,234	3,557	3,402	3,428	3,506
Marketing	1,515	1,295	1,608	973	1,425
FDIC insurance	764	961	1,099	1,166	1,093
Amortization of intangible assets	1,334	837	697	730	811
Restructuring and merger-related expense	2,684	9,883	694	-	48
Other operating expenses	12,083	9,921	9,577	9,198	10,058
Total non-interest expense	58,298	57,601	47,360	45,343	46,894
Income before provision for income taxes	32,682	23,228	30,194	31,568	31,167
Provision for income taxes	8,464	5,793	8,085	8,694	8,165
Net Income	$ 24,218	$ 17,435	$ 22,109	$ 22,874	$ 23,002

Taxable equivalent net interest income	$ 74,256	$ 64,481	$ 62,219	$ 62,276	$ 63,121

Per common share data
Net income per common share - basic	$ 0.55	$ 0.44	$ 0.58	$ 0.60	$ 0.60
Net income per common share - diluted	$ 0.55	$ 0.44	$ 0.58	$ 0.60	$ 0.60
Dividends declared	$ 0.24	$ 0.24	$ 0.24	$ 0.24	$ 0.23
Book value (period end)	$ 30.53	$ 30.71	$ 30.31	$ 29.87	$ 29.18
Tangible book value (period end) (1)	$ 17.19	$ 17.38	$ 17.64	$ 17.17	$ 16.51
Average common shares outstanding - basic	43,887,781	39,715,516	38,373,610	38,386,983	38,507,772
Average common shares outstanding - diluted	43,935,815	39,743,291	38,410,393	38,402,316	38,538,771
Period end common shares outstanding	43,931,715	43,860,883	38,411,343	38,362,534	38,459,635
Full time equivalent employees	1,928	1,936	1,650	1,624	1,633

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.

WESBANCO, INC.
Consolidated Selected Financial Highlights	Page 10
(unaudited, dollars in thousands)
	Quarter Ended
	Dec. 31,		Sept. 30,		June 30,		Mar. 31,		Dec. 31,
Asset quality data	2016		2016		2016		2016		2015
Non-performing assets:
Troubled debt restructurings - accruing	$ 7,646		$ 8,605		$ 8,979		$ 9,550		$ 11,548
Non-accrual loans:
Troubled debt restructurings	3,546		3,759		4,121		4,517		4,617
Other non-accrual loans	28,238		26,897		28,334		29,343		28,764
Total non-accrual loans	31,784		30,656		32,455		33,860		33,381
Total non-performing loans	39,430		39,261		41,434		43,410		44,929
Other real estate and repossessed assets	8,346		9,794		4,481		5,329		5,825
Total non-performing assets	$ 47,776		$ 49,055		$ 45,915		$ 48,739		$ 50,754

Past due loans (1):
Loans past due 30-89 days	$ 16,029		$ 17,569		$ 10,392		$ 11,888		$ 11,005
Loans past due 90 days or more	3,739		2,392		2,263		4,186		3,126
Total past due loans	$ 19,768		$ 19,961		$ 12,655		$ 16,074		$ 14,131

Criticized and classified loans (2):
Criticized loans	$ 24,778		$ 35,468		$ 26,543		$ 31,410		$ 26,298
Classified loans	49,965		52,909		52,789		53,182		53,408
Total criticized and classified loans	$ 74,743		$ 88,377		$ 79,332		$ 84,592		$ 79,706

Loans past due 30-89 days / total portfolio loans	0.26%		0.28%		0.20%		0.23%		0.22%
Loans past due 90 days or more / total portfolio loans	0.06		0.04		0.04		0.08		0.06
Non-performing loans / total portfolio loans	0.63		0.63		0.80		0.85		0.89
Non-performing assets/total portfolio loans, other
real estate and repossessed assets	0.76		0.79		0.89		0.95		1.00
Non-performing assets / total assets	0.49		0.50		0.55		0.57		0.60
Criticized and classified loans / total portfolio loans	1.20		1.42		1.53		1.65		1.57

Allowance for loan losses
Allowance for loan losses	$ 43,674		$ 42,755		$ 43,328		$ 42,525		$ 41,710
Provision for credit losses	2,128		2,214		1,811		2,324		2,585
Net loan and deposit account overdraft charge-offs	1,213		2,798		1,013		1,532		2,516

Annualized net loan charge-offs /average loans	0.08%		0.20%		0.08%		0.12%		0.20%
Allowance for loan losses / total portfolio loans	0.70%		0.69%		0.84%		0.83%		0.82%
Allowance for loan losses / non-performing loans	1.11	x	1.09	x	1.05	x	0.98	x	0.93	x
Allowance for loan losses / non-performing loans and
loans past due	0.74	x	0.72	x	0.80	x	0.71	x	0.71	x

	Quarter Ended
	Dec. 31,		Sept. 30,		June 30,		Mar. 31,		Dec. 31,
	2016		2016		2016		2016		2015
Capital ratios
Tier I leverage capital	9.81%		10.90%		9.71%		9.46%		9.38%
Tier I risk-based capital	13.16		12.95		13.62		13.30		13.35
Total risk-based capital	14.18		13.95		14.40		14.06		14.11
Common equity tier 1 capital ratio (CET 1)	11.28		11.07		11.88		11.58		11.66
Average shareholders' equity to average assets	13.82		13.91		13.60		13.32		13.24
Tangible equity to tangible assets (3)	8.20		8.26		8.56		8.15		7.95

(1) Excludes non-performing loans.
(2) Criticized and classified loans may include loans that are also reported as non-performing or past due.
(3) See non-GAAP financial measures for additional information relating to the calculation of this ratio.

NON-GAAP FINANCIAL MEASURES	Page 11
The following non-GAAP financial measures used by WesBanco provide information useful to investors in understanding WesBanco's operating performance and trends, and facilitate comparisons with the performance of WesBanco's peers. The following tables summarize the non-GAAP financial measures derived from amounts reported in WesBanco's financial statements.

	Three Months Ended					Year to Date
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Dec. 31,
(unaudited, dollars in thousands, except shares and per share amounts)	2016	2016	2016	2016	2015	2016	2015
Return on average tangible equity:
Net income (annualized)	$ 96,344	$ 69,361	$ 88,922	$ 91,999	$ 91,258	$ 86,635	$ 80,762
Plus: amortization of intangibles (annualized) (1)	3,451	2,164	1,822	1,908	2,091	2,339	2,038
Net income before amortization of intangibles (annualized)	99,795	71,525	90,744	93,907	93,349	88,974	82,800

Average total shareholders' equity	1,352,813	1,214,813	1,156,923	1,139,514	1,124,759	1,215,888	1,059,490
Less: average goodwill and other intangibles, net of def. tax liability	(585,529)	(500,752)	(487,085)	(487,210)	(488,677)	(516,840)	(442,215)
Average tangible equity	$ 767,284	$ 714,061	$ 669,838	$ 652,304	$ 636,082	$ 699,048	$ 617,275

Return on average tangible equity	13.01%	10.02%	13.55%	14.40%	14.68%	12.73%	13.41%

Efficiency ratio:
Non-interest expense	$ 58,298	$ 57,601	$ 47,360	$ 45,343	$ 46,894	$ 208,680	$ 193,923
Less: restructuring and merger-related expense	(2,684)	(9,883)	(694)	-	(48)	(13,261)	(11,082)
Non-interest expense excluding restructuring and merger-related expense	55,614	47,718	46,666	45,343	46,846	195,419	182,841

Net interest income on a fully taxable equivalent basis	74,256	64,481	62,219	62,276	63,121	263,232	246,014
Non-interest income	21,420	21,017	19,591	19,393	20,026	81,499	74,466
Net interest income on a fully taxable equivalent basis plus non-interest income	$ 95,676	$ 85,498	$ 81,810	$ 81,669	$ 83,147	$ 344,731	$ 320,480
Efficiency Ratio	58.13%	55.81%	57.04%	55.52%	56.34%	56.69%	57.05%

Net Income, excluding after-tax merger-related expenses:
Net income	$ 24,218	$ 17,435	$ 22,109	$ 22,874	$ 23,002	$ 86,635	$ 80,762
Add: After-tax merger-related expenses (1)	1,745	6,424	451	-	31	8,619	7,203
Net income, excluding after-tax merger-related expenses	$ 25,963	$ 23,859	$ 22,560	$ 22,874	$ 23,033	$ 95,254	$ 87,965

Net Income, excluding after-tax merger-related expenses per diluted share:
Net income per diluted share	$ 0.55	$ 0.44	$ 0.58	$ 0.60	$ 0.60	$ 2.16	$ 2.15
Add: After-tax merger-related expenses per diluted share (1)	0.04	0.16	0.01	-	-	0.21	0.19
Net income, excluding after-tax merger-related expenses per diluted share	$ 0.59	$ 0.60	$ 0.59	$ 0.60	$ 0.60	$ 2.37	$ 2.34

	Period End
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
	2016	2016	2016	2016	2015
Tangible book value:
Total shareholders' equity	$ 1,341,408	$ 1,347,151	$ 1,164,420	$ 1,145,910	$ 1,122,132
Less: goodwill and other intangible assets, net of def. tax liability	(586,403)	(584,690)	(486,913)	(487,267)	(487,270)
Tangible equity	755,005	762,461	677,507	658,643	634,862

Common shares outstanding	43,931,715	43,860,883	38,411,343	38,362,534	38,459,635

Tangible book value	$ 17.19	$ 17.38	$ 17.64	$ 17.17	$ 16.51

Tangible equity to tangible assets:
Total shareholders' equity	$ 1,341,408	$ 1,347,151	$ 1,674,420	$ 1,145,910	$ 1,122,132
Less: goodwill and other intangible assets, net of def. tax liability	(586,403)	(584,690)	(486,913)	(497,267)	(487,270)
Tangible equity	755,005	762,461	677,507	658,643	634,862

Total assets	9,790,877	9,812,384	8,397,424	8,569,381	8,470,298
Less: goodwill and other intangible assets, net of def. tax liability	(586,403)	(584,690)	(486,913)	(487,267)	(487,270)
Tangible assets	$ 9,204,474	$ 9,227,694	$ 7,910,511	$ 8,082,114	$ 7,983,028

Tangible equity to tangible assets	8.20%	8.26%	8.56%	8.15%	7.95%